UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2018

BLOCKHOLD CAPITAL CORPORATION

f.k.a. MOMS ONLINE, INC.

NEVADA	000-55286	46-3856798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9350 Wilshire Boulevard, #203

Beverly Hills, CA 90210

(Address of principal executive offices)

(310) 819-9637

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

The Board of Directors of Moms Online, Inc. (the “Company”) has approved a change of its name to BlockHold Capital Corporation. effective on April 17, 2018. The Board approved the name change in connection with the Company’s current business focus in the development of blockchain related solutions.

The name change was effected through the merger of the Company with its wholly-owned subsidiary in which the Company was the surviving entity. In accordance with the Nevada Revised Statutes, Company changed its name at the effective date April 17, 2018. This action was approved by the company’s Board of Directors on April 4, 2018 and no consent of Company’s stockholders was required under Nevada law.

Both our CUSIP number and our trading symbol for our common stock which trades on the OTCQB Tier of the OTC Markets, Inc. will change as a result of the name change. The new CUSIP number will be 09369Y 101. Our application to Financial Information Regulatory Association, Inc. (“FINRA”) has been approved and our name official changed on the register. Our new trading symbol will be BHLD.

There will be no mandatory exchange of stock certificates. Following the name change, the share certificates which reflect our prior name will continue to be valid. Certificates reflecting the new corporate name will be issued in due course as old share certificates are tendered for exchange or transfer to our transfer agent, Action Stock Transfer Company.

ITEM 9.01AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

d) Exhibits

ExhibitDescription

2.1Form of Agreement and Plan of Merger

3.3Articles of Merger as filed with the Secretary of State of Nevada

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2018	BLOCKHOLD CAPITAL CORPORATION f.k.a. MOMS ONLINE, INC. By: /s/ Richard Magrann-Wells Richard Magrann-Wells General Counsel and Chairman of the Board